Exhibit 99.1

Recast 2019 Quarterly Revenue Categories

For the Three Months Ended March 31, 2019
	International	US	Renewable	Corporate
	Telecom	Telecom	Energy	and Other	Total
Total Revenues
Communications Services	79,107	21,358	-	-	100,465
Other	1,210	135	1,490	-	2,835
Total	80,317	21,493	1,490	-	103,300

Communications Services
Mobility	19,755	3,909	-	-	23,664
Fixed	56,694	763	-	-	57,457
Carrier Services	2,471	16,686	-	-	19,157
Other	187	-	-	-	187
Total	79,107	21,358	-	-	100,465

Other
Renewable Energy	-	-	1,490	-	1,490
Managed Services	1,210	135	-	-	1,345
Other	1,210	135	1,490	-	2,835

For the Three Months Ended June 30, 2019
	International	US	Renewable	Corporate
	Telecom	Telecom	Energy	and Other	Total
Total Revenues
Communications Services	78,595	26,266	-	-	104,861
Other	1,264	148	1,448	-	2,860
Total	79,859	26,414	1,448	-	107,721

Communications Services
Mobility	20,339	4,374	-	-	24,713
Fixed	55,614	2,240	-	-	57,854
Carrier Services	2,456	19,652	-	-	22,108
Other	186	-	-	-	186
Total	78,595	26,266	-	-	104,861

Other
Renewable Energy	-	-	1,448	-	1,448
Managed Services	1,264	148	-	-	1,412
Other	1,264	148	1,448	-	2,860

For the Three Months Ended September 30, 2019
	International	US	Renewable	Corporate
	Telecom	Telecom	Energy	and Other	Total
Total Revenues
Communications Services	79,947	32,877	-	-	112,824
Other	1,338	16	1,438	-	2,792
Total	81,285	32,893	1,438	-	115,616
Communications Services
Mobility	20,695	4,451	-	-	25,146
Fixed	56,390	2,832	-	-	59,222
Carrier Services	2,447	25,594	-	-	28,041
Other	415	-	-	-	415
Total	79,947	32,877	-	-	112,824

Other
Renewable Energy	-	-	1,438	-	1,438
Managed Services	1,338	16	-	-	1,354
Other	1,338	16	1,438	-	2,792

For the Three Months Ended December 31, 2019
	International	US	Renewable	Corporate
	Telecom	Telecom	Energy	and Other	Total
Total Revenues
Communications Services	81,720	27,836	-	-	109,556
Other	1,359	13	1,158	-	2,530
Total	83,079	27,849	1,158	-	112,086

Communications Services
Mobility	21,169	3,995	-	-	25,164
Fixed	58,048	2,967	-	-	61,015
Carrier Services	2,131	20,874	-	-	23,005
Other	372	-	-	-	372
Total	81,720	27,836	-	-	109,556

Other
Renewable Energy	-	-	1,158	-	1,158
Managed Services	1,359	13	-	-	1,372
Other	1,359	13	1,158	-	2,530